Exhibit 10.1

June 26, 2012

Mr. Gregory E. Barton
Executive Vice President, Business and Legal Affairs,
General Counsel
TheStreet, Inc.
14 Wall Street, 15th Floor
New York, New York 10005

Dear Greg:

          This letter reflects the understanding and agreement between you and TheStreet, Inc. (the “Company”) regarding certain matters described herein. The parties hereby agree as follows:

          1. You shall resign from your employment with the Company, and from any positions you hold with the Company, its subsidiaries and any benefits plans maintained by the Company or its subsidiaries, effective July 13, 2012 (the “Resignation Date”).

          2. Simultaneously with the execution of this Agreement, the parties shall execute the release (the “Release”) attached hereto as Exhibit A, which the parties agree shall satisfy the requirement contained in any written agreement between the parties (each an “Agreement” and collectively, the “Agreements”) for the delivery of a release by a party.

          3. Your resignation pursuant to this letter shall be deemed to constitute a termination of your employment by the Company without Cause (as such term is defined in any such Agreement) and such termination shall be deemed to be not “related to [a] Change of Control” (within the meaning of any such Agreement). For avoidance of doubt, provided you have not revoked your signature on the Release by July 3, 2012, then:

(a)	pursuant to the Severance Agreement (as defined below), the Company on July 13, 2012 shall pay you the lump sum of $225,000 (less applicable withholdings);

(b)	pursuant to the July 2009 RSU Agreement (as defined below), the Company on July 13, 2012 shall vest 140,000 restricted stock units (“RSUs”) that presently are unvested;

(c)

pursuant to the March 2011 RSU Agreement (as defined below) and Severance Agreement, the Company on July 13, 2012 shall vest 6,252 RSUs that presently are unvested (the parties acknowledge and agree that an additional 521 RSUs shall vest under the March 2011 RSU Agreement on July 1, 2012); and

(d)

pursuant to the Stock Option Agreement (as defined below) and Severance Agreement, the Company on July 13, 2012 shall vest 11,256 stock options that presently are unvested (the parties acknowledge and agree that an additional 938 stock options shall vest under the Stock Option Agreement on July 1, 2012; that you have not exercised any stock options pursuant to the Stock Option Agreement; and that, if you do not exercise any stock options pursuant to the Stock Option Agreement before July 13, 2012, a total of 25,320 stock options will be vested pursuant to the Stock Option Agreement on July 13, 2012).

          4. Subject to the timely execution by you (without revocation), on or after the Resignation Date and prior to July 22, 2012, of the release in the form attached hereto as Exhibit B (the “Second Release”), the Company shall pay you a bonus with respect to the first half of 2012, which bonus shall be the product of (a) your target bonus of 75% of your base salary during the first half of 2012, multiplied by (b) a payment percentage that is calculated in accordance with the formula adopted by the Compensation Committee of the Company’s Board of Directors on March 30, 2012 (less applicable withholdings). The bonus shall be paid on July 31, 2012 or such later date as bonuses are paid to similarly situated active employees. For avoidance of doubt, the Company waives any requirement that your employment continue through July 31, 2012 (or such later payment date) in order to receive the bonus payment. Promptly after receipt of the Second Release signed by you, the Company shall sign the Second Release and deliver a fully executed copy of the Second Release to you.

          5. On July 2, 2012, the Company shall file a Form 8-K in the form attached hereto as Exhibit C.

          6. This letter does not amend the provisions of any of the Agreements, which include without limitation: (i) the Agreement for Grant of Restricted Stock Units Under 2007 Performance Incentive Plan dated as of July 14, 2009 (the “July 2009 RSU Agreement”); (ii) the Agreement for Grant of Restricted Stock Units Under 2007 Performance Incentive Plan dated as of March 28, 2011 (the “March 2011 RSU Agreement”); (iii) the Agreement for Grant of Stock Options Under 2007 Performance Incentive Plan dated as of March 28, 2011 (the “Stock Option Agreement”); (iv) the Agreement for Grant of Cash Performance Award under 2007 Performance Incentive Plan dated September 16, 2009; (v) the Agreement for Grant of Cash Performance Award under 2007 Performance Incentive Plan dated February 11, 2011; (vi) the Severance Agreement dated as of July 14, 2009, as amended by amendments dated as of March 28, 2011 and December 21, 2011 (the “Severance Agreement”); and (vii) the Indemnification Agreement dated as of August 26, 2009. Without limiting the foregoing, the Company acknowledges it has certain obligations to you under Section 1(a)(i)(B) and Section 1(a)(ii)(Y) of the Severance Agreement; and you acknowledge that you have certain obligations to the Company as set forth in restrictive covenants in the certain of the Agreements. On the Resignation Date, you shall receive payment for any accrued and unused vacation. You shall be entitled to receive reimbursement for any business expenses incurred by you prior to the Resignation Date, in accordance with the Company’s policies; to the extent you receive an invoice for any such expenses after the Resignation Date, you shall submit a claim for reimbursement related thereto to the Company promptly after receipt.

          7. Notwithstanding any provision of any of the Agreements to the contrary, if you are a “specified employee” as determined by the Board or the Compensation Committee in accordance with Section 409A of the Internal Revenue Code of 1986, as amended or any regulations or Treasury guidance promulgated thereunder (“Section 409A”), you shall not be entitled to any payments of amounts which constitute deferred compensation within the meaning of Section 409A upon a termination of your employment until the earlier of (a) the date which is six (6) months after the termination of you employment for any reason other than death (except that during such six (6) month period you may receive total payments from the Company that do not exceed the amount specified in Treas. Reg. Section 1.409A-1(b)(9) or that constitute a short-term deferral within the meaning of Section 409A), or (b) the date of your death. If any provision of any of the Agreements or of any award of compensation, including equity compensation or benefits, would cause you to incur any additional tax or interest under Section 409A, the parties agree to negotiate in good faith to reform such provision in such manner as to maintain, to the maximum extent practicable, the original intent and economic terms of the applicable provision without violating the provisions of Section 409A. Notwithstanding any provision of any of the Agreements to the contrary, to the extent any compensation or award which constitutes deferred compensation within the meaning of Section 409A shall vest upon the occurrence of a Change of Control (as defined in the applicable Agreement) and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A, then notwithstanding such vesting, payment will be made to you on the earliest of (a) your “separation from service” with the Company (determined in accordance with Section 409A) (or, if you are a specified employee within the meaning of Section 409A, such later date as provided in the first sentence of this paragraph), (b) the date payment otherwise would have been made, or (c) your death.

          On behalf of the Company, I would like to express our appreciation for the many contributions you have made during your tenure at the Company, and we wish you the best with your future endeavors.

Sincerely,

THESTREET, INC.

By:	/s/ Elisabeth DeMarse

Elisabeth DeMarse
Chief Executive Officer

AGREED

/s/ Gregory Barton

Gregory Barton

Exhibit A

Release

This Release (this “Release”) is entered into by Gregory E. Barton (“Barton”) and TheStreet, Inc., a Delaware corporation (the “Company”) on June 26, 2012 and shall become effective on the date set forth herein.

In consideration of the promises set forth in (i) the Agreement for Grant of Restricted Stock Units Under 2007 Performance Incentive Plan between the Company and Barton dated as of July 14, 2009 (the “2009 RSU Agreement”); (ii) the Agreement for Grant of Restricted Stock Units Under 2007 Performance Incentive Plan between the Company and Barton dated as of March 28, 2011 (the “2011 RSU Agreement”); (iii) the Agreement for Grant of Stock Options Under 2007 Performance Incentive Plan between the Company and Barton dated as of March 28, 2011 (the “2011 Option Agreement”); (iv) the Agreement for Grant of Cash Performance Award under 2007 Performance Incentive Plan between the Company and Barton dated September 16, 2009; (v) the Agreement for Grant of Cash Performance Award under 2007 Performance Incentive Plan between the Company and Barton dated February 11, 2011; (vi) the Severance Agreement between the Company and Barton dated as of July 14, 2009, as amended by amendments dated as of March 28, 2011 and December 21, 2011 (the “Severance Agreement”); (vii) the Indemnification Agreement between the Company and Barton dated as of August 26, 2009 and (viii) the letter from the Company to Barton dated as of June 26, 2012 (the “Letter Agreement”) (collectively, the “Agreements”), Barton and the Company agree as follows:

          1. General Releases and Waivers of Claims.

                    (a) Barton’s Release of Company. In consideration of the payments and benefits provided to Barton under the Agreements and after consultation with counsel, Barton on behalf of himself and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Barton Parties”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Company Parties”) from any and all claims, actions, causes of action, rights, judgments, fees and costs (including attorneys’ fees), obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Barton Parties may have, or in the future may possess, arising out of any aspect of Barton’s employment relationship with and service as an employee, officer, director or agent of the Company, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof; provided, however, that Barton does not release, discharge or waive (i) any rights to payments and benefits provided under the Severance Agreement and Letter Agreement, (ii) any right Barton may have to enforce this Release or any of the Agreements, (iii) Barton’s eligibility for indemnification in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, any applicable insurance policy or any contract or provision to which Barton is a party or as to which Barton otherwise is entitled to indemnification benefits, with respect to any liability he incurred or might incur as an employee, officer or director of the Company, or (iv) any claims for accrued, vested benefits under any employee benefit or pension plan of the Company Parties subject to the terms and conditions of such plan and applicable law including, without limitation, any such claims under COBRA or the Employee Retirement Income Security Act of 1974.

                    (b) Executive’s Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Barton under the Agreements, Barton on behalf of himself and the other Barton Parties hereby unconditionally release and forever discharge the Company Parties from any and all Claims that the Barton Parties may have as of the date Barton signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Barton hereby acknowledges and confirms the following: (i) Barton was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Release and to have such attorney explain to him the terms of this Release, including, without limitation, the terms relating to his release of claims arising under ADEA, and Barton has in fact consulted with an attorney; (ii) Barton was given a period of not fewer than twenty-one (21) days to consider the terms of this Release and to consult with an attorney of his choosing with respect thereto; and (iii) Barton knowingly and voluntarily accepts the terms of this Release. Barton also understands that he has seven (7) days following the date on which he signs this Release within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph. Should Barton not revoke this Release, it shall become effective on the eighth (8th) day following his execution of this Release.

                    (c) Company’s Release of Executive. The Company for itself and on behalf of the Company Parties hereby irrevocably and unconditionally release and forever discharge the Barton Parties from any and all Claims, including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Company Parties may have, or in the future may possess, arising out of any aspect of Barton’s employment relationship with and service as an employee, officer, director or agent of the Company, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof, excepting any Claim which would constitute or result from conduct by Barton that constituted the basis for termination for Cause under the Agreements or could be a crime of any kind. Anything to the contrary notwithstanding in this Release, nothing herein shall release Barton or any other Executive Party from any Claims based on any right the Company may have to enforce this Release or any of the Agreements.

                    (d) No Assignment. The parties represent and warrant that they have not assigned any of the Claims being released under this Release.

          2. Proceedings. Neither Barton nor the Company have filed, any complaint, charge, claim or proceeding against the other party before any local, state or federal agency, court or other body relating to Barton’s employment or the termination thereof (each, individually, a “Proceeding”).

          3. Remedies.

                    (a) In the event Barton initiates or voluntarily participates in any Proceeding involving any of the matters waived or released in this Release, or if he fails to abide by any of the terms of this Release, or if he revokes the ADEA release contained in Paragraph 1(b) of this Release within the seven-day period provided under Paragraph 1(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him, and terminate any benefits or payments that are due, pursuant to the termination provisions of the Agreements, without waiving the release granted herein. In addition, in the event that Barton has failed to comply with Sections 6 and/or 7 of the 2009 RSU Agreement, Sections 6 and/or 7 of the 2011 RSU Agreement or Sections 10 and/or 11 of the 2011 Option Agreement (other than as a result of an unintentional and immaterial disclosure of confidential information), the Company may, in addition to any other remedies it may have, to the extent permitted in the Agreements reclaim any amounts paid to him pursuant to the Agreements, without waiving the release granted herein. Barton acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Agreements or his obligations herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Barton acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Barton from breaching his post-termination obligations under the Agreements or his obligations hereunder. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.

                    (b) Barton understands that by entering into this Release he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

                    (c) The Company acknowledges and agrees that the remedy at law available to Barton for breach of any of its post-termination obligations under the Agreements or its obligations hereunder would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Company acknowledges, consents and agrees that, in addition to any other rights or remedies that Barton may have at law or in equity, Barton shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Company from breaching its post-termination obligations under the Agreements or its obligations hereunder. Such injunctive relief in any court shall be available to Barton, in lieu of, or prior to or pending determination in, any arbitration proceeding.

                    (d) The Company understands that by entering into this Release it will be limiting the availability of certain remedies that it may have against Barton and limiting also its ability to pursue certain claims against Barton.

          4. Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.

          5. Nonadmission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or Barton.

          6. Governing Law. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the New York applicable to contracts executed in and to be performed in that State.

          7. Notices. All notices or communications hereunder shall be made in accordance with Section 3 of the Severance Agreement.

          BARTON ACKNOWLEDGES THAT HE HAS READ THIS RELEASE AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

          IN WITNESS WHEREOF, the parties have executed this Release as of June 26, 2012.

/s/ Gregory Barton

Gregory E. Barton

THESTREET, INC.

By:	/s/ Elisabeth DeMarse

Name:	Elisabeth DeMarse

Title:	President and Chief Executive Officer

Exhibit B

Second Release

This Second Release (this “Release”) is entered into by Gregory E. Barton (“Barton”) and TheStreet, Inc., a Delaware corporation (the “Company”) on July __, 2012 and shall become effective on the date set forth herein. Defined terms utilized herein and not otherwise defined shall have their respective meanings as forth in the Release entered into on June 26, 2012 by Barton and the Company.

In consideration of the promises set forth in Paragraph 4 of the Letter Agreement, Barton and the Company agree as follows:

1. General Releases and Waivers of Claims.

                    (a) Barton’s Release of Company. In consideration of the payments and benefits provided to Barton under Paragraph 4 of the Letter Agreement and after consultation with counsel, Barton on behalf of himself and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Barton Parties”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Company Parties”) from any and all claims, actions, causes of action, rights, judgments, fees and costs (including attorneys’ fees), obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Barton Parties may have, or in the future may possess, arising out of any aspect of Barton’s employment relationship with and service as an employee, officer, director or agent of the Company, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof; provided, however, that Barton does not release, discharge or waive (i) any rights to payments and benefits provided under the Severance Agreement and Letter Agreement, (ii) any right Barton may have to enforce this Release or any of the Agreements, (iii) Barton’s eligibility for indemnification in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, any applicable insurance policy or any contract or provision to which Barton is a party or as to which Barton otherwise is entitled to indemnification benefits, with respect to any liability he incurred or might incur as an employee, officer or director of the Company, or (iv) any claims for accrued, vested benefits under any employee benefit or pension plan of the Company Parties subject to the terms and conditions of such plan and applicable law including, without limitation, any such claims under COBRA or the Employee Retirement Income Security Act of 1974.

                    (b) Executive’s Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Barton under Paragraph 4 of the Letter Agreement, Barton on behalf of himself and the other Barton Parties hereby unconditionally release and forever discharge the Company Parties from any and all Claims that the Barton Parties may have as of the date Barton signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Barton hereby acknowledges and confirms the following: (i) Barton was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Release and to have such attorney explain to him the terms of this Release, including, without limitation, the terms relating to his release of claims arising under ADEA, and Barton has in fact consulted with an attorney; (ii) Barton was given a period of not fewer than twenty-one (21) days to consider the terms of this Release and to consult with an attorney of his choosing with respect thereto; and (iii) Barton knowingly and voluntarily accepts the terms of this Release. Barton also understands that he has seven (7) days following the date on which he signs this Release within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph. Should Barton not revoke this Release, it shall become effective on the eighth (8th) day following his execution of this Release.

                    (c) Company’s Release of Executive. The Company for itself and on behalf of the Company Parties hereby irrevocably and unconditionally release and forever discharge the Barton Parties from any and all Claims, including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Company Parties may have, or in the future may possess, arising out of any aspect of Barton’s employment relationship with and service as an employee, officer, director or agent of the Company, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof, excepting any Claim which would constitute or result from conduct by Barton that constituted the basis for termination for Cause under the Agreements or could be a crime of any kind. Anything to the contrary notwithstanding in this Release, nothing herein shall release Barton or any other Executive Party from any Claims based on any right the Company may have to enforce this Release or any of the Agreements.

                    (d) No Assignment. The parties represent and warrant that they have not assigned any of the Claims being released under this Release.

          2. Proceedings. Neither Barton nor the Company have filed, any complaint, charge, claim or proceeding against the other party before any local, state or federal agency, court or other body relating to Barton’s employment or the termination thereof (each, individually, a “Proceeding”).

          3. Remedies.

                    (a) In the event Barton initiates or voluntarily participates in any Proceeding involving any of the matters waived or released in this Release, or if he fails to abide by any of the terms of this Release, or if he revokes the ADEA release contained in Paragraph 1(b) of this Release within the seven-day period provided under Paragraph 1(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him, and terminate any benefits or payments that are due, pursuant to the termination provisions of the Agreements, without waiving the release granted herein. In addition, in the event that Barton has failed to comply with Sections 6 and/or 7 of the 2009 RSU Agreement, Sections 6 and/or 7 of the 2011 RSU Agreement or Sections 10 and/or 11 of the 2011 Option Agreement (other than as a result of an unintentional and immaterial disclosure of confidential information), the Company may, in addition to any other remedies it may have, to the extent permitted in the Agreements reclaim any amounts paid to him pursuant to the Agreements, without waiving the release granted herein. Barton acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Agreements or his obligations herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Barton acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Barton from breaching his post-termination obligations under the Agreements or his obligations hereunder. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.

                    (b) Barton understands that by entering into this Release he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

                    (c) The Company acknowledges and agrees that the remedy at law available to Barton for breach of any of its post-termination obligations under the Agreements or its obligations hereunder would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Company acknowledges, consents and agrees that, in addition to any other rights or remedies that Barton may have at law or in equity, Barton shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Company from breaching its post-termination obligations under the Agreements or its obligations hereunder. Such injunctive relief in any court shall be available to Barton, in lieu of, or prior to or pending determination in, any arbitration proceeding.

                    (d) The Company understands that by entering into this Release it will be limiting the availability of certain remedies that it may have against Barton and limiting also its ability to pursue certain claims against Barton.

4. Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.

          5. Nonadmission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or Barton.

          6. Governing Law. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the New York applicable to contracts executed in and to be performed in that State.

          7. Notices. All notices or communications hereunder shall be made in accordance with Section 3 of the Severance Agreement.

          BARTON ACKNOWLEDGES THAT HE HAS READ THIS RELEASE AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

          IN WITNESS WHEREOF, the parties have executed this Release as of July __, 2012.

Gregory E. Barton

THESTREET, INC.

By:

Name:

Title:

Exhibit C

Form of 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824

(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, the Company and Gregory Barton, the Company’s Executive Vice President of Business and Legal Affairs, General Counsel and Secretary, entered into an agreement pursuant to which Mr. Barton will step down from his positions with the Company effective July 13, 2012.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: July 2, 2012	By:	/s/ Gregory Barton

Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel and Secretary